UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2016

Exxon Mobil Corporation

(Exact name of registrant as specified in its charter)

New Jersey	1-2256	13-5409005
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5959 LAS COLINAS BOULEVARD, IRVING, TEXAS 75039-2298

          (Address of principal executive offices)                                            (Zip Code)

 Registrant’s telephone number, including area code:  (972) 444-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to the Articles of Incorporation or By-Laws; Change in Fiscal Year

On October 26, 2016, the Board of Directors of Exxon Mobil Corporation (the “Corporation”) amended the Corporation’s By-Laws, effective November 1, 2016, to implement proxy access and add an advance notice provision.

New Section 8 of Article I of the By-Laws implements proxy access and permits a shareholder or group of up to 20 shareholders owning 3% or more of the Corporation’s outstanding common stock continuously for at least three years to nominate and include in the Corporation’s proxy materials director nominees constituting up to the greater of 20% of the Board or two individuals, provided the shareholder(s) and the nominee(s) satisfy the requirements specified in the By-Laws. New Section 9 of Article I of the By-Laws adds an advance notice provision for nominating persons for the Board at an annual meeting of shareholders other than through the proxy access provisions of Article I, Section 8, or at a special meeting if the election of directors is included as business to be brought before the special meeting in the Corporation’s notice of meeting.

The above description of the amendments to the By-Laws is qualified in its entirety by reference to the full text of the By-Laws filed as Exhibit 3(ii) to this Report.

Item 9.01	Financial Statements and Exhibits

 (d) Exhibits

                3(ii)     By-Laws, as amended effective November 1, 2016

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXXON MOBIL CORPORATION

Date: November 1, 2016	By:	/s/ DAVID S. ROSENTHAL
David S. Rosenthal
Vice President and Controller
(Principal Accounting Officer)

INDEX TO EXHIBITS

Exhibit No.	Description

3(ii)	By-Laws, as amended effective November 1, 2016